                                                           Exhibit No. EX-99.h.2

                  FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

     AGREEMENT  made  as of the  _____  day of  February,  2008  by and  between
RevenueShares  ETF Trust  (the  "Trust"),  and The Bank of New York,  a New York
banking organization ("BNY").

                              W I T N E S S E T H :

     WHEREAS, the Trust is an investment company registered under the Investment
Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS,  the  Trust  desires  to  retain  BNY to  provide  for the  series identified on Exhibit A hereto (each, a "Fund") the services  described  herein, and BNY is willing to provide such services, all as more fully set forth below;

     NOW,  THEREFORE,  in  consideration  of the mutual  promises and agreements contained herein, the parties hereby agree as follows:

     1. Appointment.

     The Trust hereby  appoints BNY as its agent for the term of this  Agreement to perform the services  described  herein.  BNY hereby accepts such appointment and agrees to perform the duties hereinafter set forth.

     2. Representations and Warranties.

     The Trust hereby represents and warrants to BNY, which  representations and warranties shall be deemed to be continuing, that:

     (a) It is duly organized and existing under the laws of the jurisdiction of its organization,  with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

     (b) This Agreement has been duly authorized,  executed and delivered by the
Trust in  accordance  with all  requisite  action  and  constitutes  a valid and legally  binding  obligation of the Trust,  enforceable  in accordance  with its terms;

     (c) It is conducting its business in compliance  with all  applicable  laws and  regulations,  both  state and  federal,  and has  obtained  all  regulatory licenses,  approvals  and  consents  necessary  to carry on its  business as now conducted; there is no statute,  regulation,  rule, order or judgment binding on it and no  provision  of its  Declaration  of Trust  ("Declaration")  or  bylaws
("Bylaws"), nor of any mortgage,  indenture,  credit agreement or other contract binding on it or affecting  its property  that would  prohibit its  execution or performance of this Agreement.

     3. Representations and Warranties of BNY.

     BNY hereby represents and warrants to the Trust, which  representations and warranties shall be deemed to be continuing, that:

     (a) It is duly organized and existing under the laws of the jurisdiction of its organization,  with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

     (b) This Agreement has been duly authorized,  executed and delivered by BNY in  accordance  with all  requisite  action and  constitutes a valid and legally binding obligation of BNY,  enforceable in accordance with its terms,  except as the  same  may be  limited  by  bankruptcy,  insolvency,  creditors'  rights  or equitable principles; and

     (c) It is conducting its business in compliance  with all  applicable  laws and  regulations,  both  state and  federal,  and has  obtained  all  regulatory licenses,  approvals  and  consents  necessary  to carry on its  business as now conducted; there is no statute,  regulation,  rule, order or judgment binding on it and no  provision  of its  Declaration  of Trust  ("Declaration")  or  bylaws
("Bylaws"), nor of any mortgage,  indenture,  credit agreement or other contract binding on it or affecting  its property  that would  prohibit its  execution or performance of this Agreement.

     4. Delivery of Documents.

     (a) The Trust will promptly  deliver to BNY true and correct copies of each of the following  documents as currently in effect and will promptly  deliver to it all future amendments and supplements thereto, if any:

     (1) The Declaration;

     (2) The Bylaws;

     (3) Resolutions of the Trust's board of trustees (the "Board")  authorizing the execution, delivery and performance of this Agreement by the Trust;

     (4) The Trust's  registration  statement  most recently  filed with the SEC relating to the shares of the Trust (the "Registration Statement");

     (5) The Trust's  Notification  of  Registration  under the 1940 Act on Form
N-8A filed with the SEC;

     (6)  The  Trust's  Prospectus  and  Statement  of  Additional   Information
pertaining to each Fund (collectively, the "Prospectus"); and

     (7) A copy of any and all SEC exemptive orders issued to the Trust.

     (b) Each copy of the Trust's Certificate of Trust shall be certified by the
Secretary  of State (or other  appropriate  official)  of the State of Delaware.
Each copy of the Declaration, Bylaws, Registration Statement and Prospectus, and
all amendments thereto,  and copies of Board resolutions,  shall be certified by the Secretary or an Assistant Secretary of the Trust.

     (c) It shall be the sole  responsibility of the Trust to deliver to BNY its currently effective Prospectus and BNY shall not be deemed to have notice of any information  contained in such  Prospectus that is not contained in a Prospectus previously delivered to BNY until such information is actually received by BNY.

5.       Duties and Obligations of BNY.

     (a)  Subject to the  direction  and  control of the  Trust's  Board and the
provisions  of  this  Agreement,   BNY  shall  provide  to  the  Trust  (i)  the
administrative  services  set forth on  Schedule I attached  hereto and (ii) the valuation and computation services listed on Schedule II attached hereto.

     (b) In performing  hereunder,  BNY shall  provide,  at its expense,  office space, facilities, equipment and personnel.

     (c) BNY may, pursuant to a separate agreement, provide services relating to
the  sub-advisory   functions  of  the  Trust  or  maintenance  of  the  Trust's shareholder  records,  but shall  have no duty or  obligation  to  provide  such services under this Agreement.  BNY shall in no event provide services  relating to distribution of shares of the Trust or other services  normally  performed by the Trust's respective counsel or independent auditors.

     (d) Upon receipt of the Trust's prior written consent, BNY may delegate any of its duties and obligations  hereunder to any delegee or agent whenever and on such  terms and  conditions  as it deems  necessary  or  appropriate;  provided, however,  that no such delegation of its duties and obligations  hereunder shall discharge BNY from its obligations hereunder.  Notwithstanding the foregoing, no
Trust consent shall be required for any such delegation to any other  subsidiary or affiliate of the Bank of New York Company,  Inc., and BNY hereunder  shall be as liable for the acts or  omissions of any such  subsidiary  or affiliate as if such acts or omission were its own.

     (e) The Trust shall cause its  officers,  advisors,  sponsor,  distributor, legal counsel (subject to any applicable privileges),  independent  accountants, current  administrator (if any),  transfer agent, and any other service provider to cooperate with BNY and to provide BNY, upon request,  with such  information, documents  and  advice  relating  to the Trust as is within  the  possession  or knowledge  of such  persons,  and which,  in the  reasonable  opinion of BNY, is necessary in order to enable it to perform its duties  hereunder.  In connection with its duties  hereunder,  BNY shall be entitled to reasonably rely, and shall be held  harmless  by the Trust when  acting in  reasonable  reliance,  upon the foregoing,  upon any  Proper  Instructions,  as that term is  defined  herein in
Section 6, or open advice or any documents relating to the Trust provided to BNY by any of the individuals  listed on Exhibit B attached hereto or any individual reasonably  believed  by BNY to be an  Authorized  Person  (each an  "Authorized
Person"). All fees or costs charged by such persons shall be borne by the Trust.

     (f) Nothing in this Agreement shall limit or restrict BNY, any affiliate of
BNY or any  officer  or  employee  thereof  from  acting  for or with any  third parties,  and  providing  services  similar or  identical  to some or all of the services provided hereunder.

     (g) Subject to the provisions of this Agreement,  BNY shall compute the net asset  value per share of the Fund and shall  value the  securities  held by the
Fund at such times and dates and in the manner  specified in the  then-effective
Prospectus of the Trust and in accordance with the Trust's valuation  procedures actually  provided to BNY,  except  that,  notwithstanding  any  language in the
Prospectus,  in no  event  shall  BNY be  required  to  determine,  or have  any obligations  with respect to, whether a market price represents any fair or true value,  nor to  adjust  any  price  to  reflect  any  events  or  announcements, including,  without  limitation,  those with respect to the issuer  thereof,  it being agreed that all such determinations and considerations shall be solely the responsibility  of the Trust. BNY shall provide a report of such net asset value to the Trust and Authorized  Participants  at the respective  times set forth in
Schedule II, as amended from time to time. To the extent valuation of securities or computation  of a net asset value as specified in the Trust's  then-effective
Prospectus  and valuation  procedures  actually  provided to BNY are at any time inconsistent  with any  applicable  laws or  regulations,  the Trust or BNY,  as applicable shall immediately so notify the other party in writing and thereafter
BNY shall value securities and/or compute net asset value or other  computations consistent  with  the  Trust's  Prospectus  and  valuation  procedures  actually provided to BNY, as they may be amended,  which  amendments  shall  constitute a representation  by  the  Trust  (which  representation  shall  be  deemed  to be continuing) that the same is consistent with all applicable laws and regulations and with its amended Prospectus or valuation procedures. The Trust may also from time to time  instruct BNY in writing to compute the value of the  securities or net asset value in a manner other than as specified in this paragraph. By giving such  instruction,  the  Trust  shall be deemed  to have  represented  that such instruction  is consistent  with all  applicable  laws and  regulations  and the then-effective Prospectus and valuation procedures of the Trust. The Trust shall have sole authority and  responsibility  for determining the method of valuation of securities and the method of computing net asset value.

     (h) The Trust shall furnish BNY with Proper  Instructions,  as that term is defined herein in Section 6, containing any and all instructions,  explanations, information, specifications and documentation deemed reasonably necessary by BNY in the  performance  of its duties  hereunder,  including,  without  limitation, valuation  procedures  describing the amounts or written formula for calculating the amounts and times of accrual of Trust  liabilities  and expenses.  BNY shall not be required to include as Trust liabilities and expenses, nor as a reduction of net asset value, any accrual for any federal,  state, or foreign income taxes unless the Trust shall have  specified to BNY the precise  amount of the same to be included in liabilities  and expenses or used to reduce net asset value.  The
Trust shall also furnish BNY with bid,  offer, or market values of securities if
BNY  notifies  the Trust  that  same are not  available  to BNY from a  security pricing or similar  service  utilized,  or subscribed to, by BNY that BNY in its
judgment  deems   reliable  at  the  time  such   information  is  required  for
calculations  hereunder.  At any time and from time to time,  the Trust also may furnish BNY with bid,  offer, or market values of securities and instruct BNY to use such  information  in its  calculations  hereunder.  BNY shall at no time be
required  or  obligated  to  commence  or  maintain  any   utilization   of,  or
subscriptions to, any particular securities pricing or similar service.

     (i)  BNY  may  apply  to  an  officer  of  the  Trust  for  written  Proper
Instructions,  as that term is defined  herein in Section 6, with respect to any matter arising in connection with BNY's performance hereunder for the Trust, and
BNY shall not be liable  for any  action  taken or  omitted to be taken by it in good faith in accordance with such Proper Instructions. Such application may, at the option of BNY,  set forth in  writing  any  action  proposed  to be taken or omitted to be taken by BNY with respect to its duties or obligations  under this
Agreement and the date on and/or after which such action shall be taken.

     (j) BNY may consult with  counsel to the Trust at the Trust's  expense with respect to any matter arising in connection with the services to be performed by
BNY under  this  Agreement  and BNY shall be fully  protected  with  respect  to anything done or omitted by it in good faith and in  accordance  with the advice or opinion of Trust counsel.

     (k)  Notwithstanding  any other  provision  contained in this  Agreement or
Schedule I or II attached  hereto,  BNY shall have no duty or obligation to with respect to, including,  without limitation, any duty or obligation to determine, or advise or notify the Trust of: (i) the taxable nature of any  distribution or amount  received  or deemed  received  by, or payable  to,  the Trust;  (ii) the taxable  nature  or effect on the  Trust or its  shareholders  of any  corporate actions,  class actions, tax reclaims,  tax refunds or similar events; (iii) the taxable nature or taxable amount of any  distribution or dividend paid,  payable or deemed paid, by the Trust to its  shareholders;  or (iv) the effect under any federal, state, or foreign income tax laws of the Trust making or not making any distribution or dividend payment, or any election with respect thereto.

     (l) BNY shall have no duties or  responsibilities  whatsoever  except  such duties and  responsibilities as are specifically set forth in this Agreement and
Schedules I and II attached  hereto,  and no covenant or obligation,  except for those set forth herein,  shall be implied  against BNY in  connection  with this
Agreement.

     (m) BNY shall have no duty or obligation  to review the accuracy,  validity or propriety of Proper Instructions,  explanations,  information, specifications or documentation furnished by Authorized Persons including,  without limitation:
(i) evaluations of securities;  (ii) valuation procedures describing the amounts or formula for calculating the amounts and times of accrual of Fund  liabilities and expenses;  (iii) the amounts  receivable and the amounts payable on the sale or purchase of securities;  and (iv) amounts  receivable or amounts  payable for the sale or redemption of Fund shares  effected by or on behalf of the Trust. In the  event  BNY's  computations  hereunder  rely,  in  whole  or in  part,  upon information,  including,  without  limitation,  bid,  offer or market  values of securities or other assets, or accruals of interest or earnings thereon,  from a pricing or similar service  utilized,  or subscribed to, by BNY that BNY, in its reasonable judgment, deems reliable, BNY shall not be responsible for, under any duty to inquire  into,  or deemed to make any  assurances  with  respect to, the accuracy or completeness of such information. Without limiting the generality of the  foregoing,  BNY shall not be  required  to inquire  into any  valuation  of securities  or other  assets by the Trust or any third party  described  in this sub-section (m) even though BNY, in performing  services similar to the services provided pursuant to this Agreement for others, may receive different valuations of the same or different securities of the same issuers.

     (n) BNY, in performing the services  required of it under the terms of this
Agreement,  shall  not be  responsible  for  determining  whether  any  interest accruable  to the  Trust  is or will be  actually  paid,  but will  accrue  such interest until otherwise instructed by the Trust.

     (o) BNY shall not be responsible  for delays or errors that occur by reason of circumstances  beyond its control in the performance of its duties under this
Agreement,  including,  without limitation, labor difficulties within or without
BNY,  mechanical  breakdowns,  flood or  catastrophe,  acts of God,  failures of
transportation,   interruptions,   loss,  or  malfunctions   of  utilities,   or
communications  or computer  (hardware or software)  services.  BNY shall not be responsible  for  delays or  failures  to supply  the  information  or  services specified  in this  Agreement  where such delays or  failures  are caused by the
failure  of  any   person(s)   other  than  BNY  to  supply  any   instructions,
explanations,  information,  specifications or documentation deemed necessary by
BNY in the performance of its duties under this  Agreement.  Upon the occurrence of any such delay or failure,  BNY shall use commercially  reasonable efforts to resume performance as soon as practicable under the  circumstances.  BNY further represents  that  it  has  developed  and  implemented  commercially  reasonable business continuity and disaster recovery policies, procedures and facilities.

     6. Proper Instructions.

     Proper  Instructions  shall mean: (i)  instructions  given by an Authorized
Person(s),  such instructions to be given in such form and manner as BNY and the
Trust shall agree upon in writing from time to time;  (ii)  instructions  (which may be continuing instructions) signed or initialed by an Authorized Person; and
(iii) instructions  transmitted by any  electro-mechanical  or electronic device agreed to by the Trust and BNY and requiring  the use of user and  authorization
codes,   passwords  and/or   authentication  keys.  Oral  instructions  will  be
considered  Proper  Instructions  if BNY  reasonably  believes them to have been given by an Authorized Person. BNY shall act upon and comply with any subsequent
Proper  Instruction  which modifies a prior  instruction The Trust shall protect
with  extreme  care  the  user  and   authorization   codes,   passwords  and/or
authentication   keys  used  for   electronic   or   electro-mechanical   Proper
Instructions,  and agrees Proper Instructions  communicated through such secured media may be conclusively presumed by BNY to be given by Authorized Persons. BNY shall not be held to have notice of any change of  authority  of any  Authorized
Person until receipt of appropriate  written notice thereof has been received by
BNY from the Trust.

     7. Allocation of Expenses.

     Except as otherwise  provided  herein,  all costs and  expenses  arising or incurred in connection  with the  performance of this Agreement shall be paid by the Trust, including,  without limitation,  post-trade compliance testing on the
Charles  River  System  as a  check  for  Fund  adherence  to  their  investment restrictions  and tests, for compliance with  requirements  under applicable tax laws and regulations for the Funds to qualify as regulated investment company.

     8. Standard of Care; Indemnification.

     (a) Except as otherwise  provided  herein,  BNY shall not be liable for any costs,  expenses,  damages,  liabilities  or claims  (including  attorneys'  and accountants'  fees) incurred by a Fund, except those costs,  expenses,  damages, liabilities  or claims  arising  out of BNY's own bad faith,  gross  negligence, willful  misconduct or reckless  disregard of its duties hereunder.  In no event shall  BNY be liable to any Fund or any third  party for  special,  indirect  or consequential damages, or lost profits or loss of business,  arising under or in connection with this Agreement,  even if previously  informed of the possibility of such damages and  regardless  of the form of action.  BNY shall not be liable for any loss,  damage or  expense,  including  counsel  fees and other costs and expenses of a defense against any claim or liability,  resulting  from,  arising out of, or in connection with its performance  hereunder,  including its actions or omissions,  the  incompleteness or inaccuracy of any  specifications or other information  furnished by the Fund, or for delays caused by circumstances beyond
BNY's  control,  unless  such loss,  damage or  expense  arises out of BNY's bad faith, gross negligence,  willful misconduct or reckless disregard of its duties hereunder.

     (b) Each Fund, severally and not jointly, shall indemnify and hold harmless
BNY from and  against  any and all costs,  expenses,  damages,  liabilities  and claims  (including  claims  asserted by a Fund),  and reasonable  attorneys' and accountants' fees relating thereto, which are sustained or incurred or which may be asserted  against BNY, (x) by reason of or as a result of any action taken or omitted to be taken by BNY in good faith hereunder; (y) in reliance upon (i) any law,  act,  regulation  or  interpretation  of the same even though the same may thereafter  have been altered,  changed,  amended or repealed;  (ii) the Trust's
Registration  Statement  or  Prospectus;  (iii) any  Proper  Instructions  of an
Authorized  Person;  (iv) any opinion of legal  counsel for the Trust or BNY; or
(z) arising out of  transactions  or other  activities  of a Fund that  occurred prior  to the  commencement  of this  Agreement;  provided,  that no Fund  shall indemnify BNY for costs, expenses, damages,  liabilities or claims for which BNY is liable under preceding 8(a). This indemnity shall be a continuing  obligation of each Fund,  its successors and assigns,  notwithstanding  the  termination of this  Agreement.  Without  limiting the generality of the foregoing,  each Fund, severally  and not jointly,  shall  indemnify  BNY against and save BNY harmless from any loss,  damage or expense,  including  counsel  fees and other costs and expenses of a defense  against any claim or  liability,  arising from any one or more of the following without bad faith, gross negligence, willful misconduct or reckless disregard of BNY's duties hereunder:

     (1)  Errors  in  records  or   instructions,   explanations,   information,
specifications or documentation of any kind, as the case may be, supplied to BNY by any party described in (iii) or (iv) above or by or on behalf of the Fund;

     (2) Action or  inaction  taken or omitted  to be taken by BNY  pursuant  to written or oral Proper Instructions by or on behalf of the Fund;

     (3) Any  action  taken  or  omitted  to be  taken  by BNY in good  faith in accordance  with the advice or opinion of counsel  for the Trust by or on behalf of the Fund or its own counsel;

     (4) Any improper use by the Fund of any valuations or computations supplied by BNY pursuant to this Agreement;

     (5) The method of  valuation  of the Fund's  portfolio  securities  and the method of computing the Fund's net asset value;  provided that such valuation or computation  conforms  to the Fund's  then-effective  Prospectus  and  valuation procedures actually provide to BNY; or

     (6) Any  valuations of the Fund's  portfolio  securities or net asset value provided to BNY by the Fund.

     (c)  Actions  taken  or  omitted  in  reliance  on oral or  written  Proper
Instructions,  or upon any information,  order,  indenture,  stock  certificate, power of attorney, assignment, affidavit or other instrument reasonably believed by BNY to be genuine or bearing the signature of a person or persons believed to be authorized to sign,  countersign  or execute the same, or upon the opinion of legal counsel for the Trust or its own counsel,  shall be conclusively  presumed to have been taken or omitted in good faith.

     (d) BNY shall not be liable for any loss,  damage or expense resulting from or  arising  out of the  failure  of the  Trust to  cause  any  information  or, documents to be provided to BNY as provided in Section 5(e) herein, except where such  failure is  attributable  to BNY's bad faith,  gross  negligence,  willful misconduct or reckless disregard of its duties hereunder.

     (e) The  terms of this  Section 8 shall  survive  the  termination  of this
Agreement.

     9. Compensation.

     For the  services  provided  hereunder,  the  Trust  agrees to pay BNY such compensation  as is  mutually  agreed  from time to time and such  out-of-pocket expenses (e.g.,  telecommunication charges, postage and delivery charges, record retention costs,  reproduction  charges and transportation and lodging costs) as are incurred by BNY in performing  its duties  hereunder.  Except as hereinafter set forth,  compensation shall be calculated and accrued daily and paid monthly.
BNY shall deliver to the Trust invoices for services rendered hereunder, and the
Trust shall have a  reasonable  time period to review and approve the payment of such invoices.  Upon  termination of this Agreement before the end of any month, the  compensation  for such part of a month shall be prorated  according  to the proportion  which  such  period  bears to the full  monthly  period and shall be payable  upon the  effective  date of  termination  of this  Agreement.  For the purpose of determining  compensation payable to BNY, the Trust's net asset value shall be  computed  at the  times and in the  manner  specified  in the  Trust's
Prospectus.

     10. Term of Agreement.

     (a) This Agreement shall continue until  terminated by either BNY giving to the Trust,  or the Trust giving to BNY, a notice in writing  specifying the date of such termination, which date shall be not less than 90 days after the date of the giving of such notice.  Upon termination  hereof, the Trust shall pay to BNY such  compensation as may be due as of the date of such  termination,  and shall reimburse  BNY for any  disbursements  and expenses  made or incurred by BNY and payable or reimbursable hereunder.

     (b) Notwithstanding the foregoing, BNY may terminate this Agreement upon 30 days prior written notice to the Trust if the Trust shall  terminate its custody agreement  with The Bank of New York.  Either party may terminate this Agreement on 30 days prior  written  notice to the other party if the other party fails to perform its  obligations  hereunder in a material  respect  after notice of such failure and a reasonable time to correct.

     11. Authorized Persons.

     Attached hereto as Exhibit B is a list of Authorized Persons,  who are duly authorized  by the Board of the Trust to  execute  this  Agreement  and give any written or oral Proper Instructions, or written or oral specifications, by or on behalf of the Trust.  From time to time the Trust may deliver a new Exhibit B to add or delete any  Authorized  Person and BNY shall be  entitled  to rely on the last Exhibit B actually received by BNY.

     12. Records.

     In  compliance  with  requirements  of Rule 31a-3  under the 1940 Act,  BNY agrees that all records  listed on Schedule II that it  maintains  for the Trust shall at all times remain the property of the Trust, shall be readily accessible by the Trust during normal  business  hours in a facility owned or maintained by
BNY, , and shall be promptly  surrendered in the form and medium then maintained upon the  termination  of the  Agreement or otherwise  on written  request.  BNY further  agrees that all records listed on Schedule II that it maintains for the
Trust  pursuant  to Rule  31a-1  under  the 1940 Act will be  preserved  for the periods  prescribed by Rule 31a-2 under the 1940 Act (generally,  six (6) years)
unless any such records are earlier  surrendered as provided above,  and will be surrendered in the form and medium then maintained.

     13. Confidentiality.

     BNY has established and maintains policies and measures reasonably designed to  protect  the  confidentiality  of  customer  information,  and will  subject information hereunder to such policies and measures.

     14. Amendment.

     (a) This Agreement may not be amended or modified in any manner except by a written  agreement  executed  by BNY and the  Trust  to be  bound  thereby,  and authorized or approved by the Trust's Board.

     (b) Notwithstanding any other provisions  contained in this Agreement,  the
Trust may,  without  BNY's  consent,  amend Exhibit A to add or delete Funds and
Exhibit B to change  Authorized  Persons,  and  provided  further that the Trust provide  at least  thirty  (30) days  notice to BNY of each  such  amendment  to
Exhibit A.

     15. Assignment.

     This  Agreement  shall  extend to and  shall be  binding  upon the  parties hereto, and their respective  successors and assigns;  provided,  however,  that this Agreement  shall not be assignable by the Trust without the written consent of BNY, or by BNY without the written  consent of the Trust  accompanied  by the authorization  or approval of the Trust's  Board.  Any  purported  assignment in violation of this provision shall be void.

     16. Governing Law; Consent to Jurisdiction.

     This Agreement  shall be construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof.  BNY and the
Trust hereby consent to the jurisdiction of a state or federal court situated in
New York City, New York in connection  with any dispute arising  hereunder,  and waive to the fullest extent  permitted by law their right to a trial by jury. To the extent that in any  jurisdiction  BNY and the Trust may now or  hereafter be entitled  to  claim,  for  themselves  or  their  assets,  immunity  from  suit, execution, attachment (before or after judgment) or other legal process, BNY and the Trust irrevocably agree not to claim, and hereby waive, such immunity.

     17. Severability.

     In case any  provision  in or  obligation  under  this  Agreement  shall be invalid,  illegal or unenforceable in any jurisdiction,  the validity,  legality and  enforceability of the remaining  provisions or obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances,  it shall  nevertheless  remain applicable to all other persons and circumstances.

     18. No Waiver.

     Each and every  right  granted to BNY or the Trust  hereunder  or under any other document delivered hereunder or in connection  herewith,  or allowed it by law or equity,  shall be cumulative  and may be exercised  from time to time. No failure on the part of BNY or the Trust to exercise, and no delay in exercising, any right  will  operate  as a waiver  thereof,  nor will any  single or partial exercise by BNY or the Trust of any right preclude any other or future  exercise thereof or the exercise of any other right.

     19. Notices.

     All notices,  requests,  consents and other communications pursuant to this
Agreement in writing shall be sent as follows:

if to the Trust, at

RevenueShares ETF Trust
One Commerce Square
2005 Market Street
Suite 2020
Philadelphia, PA  19103
Attention:  Vincent T. Lowry, President

With a copy (which shall not constitute notice) to

Stradley Ronon Stevens & Young, LLP
2600 One Commerce Square
Philadelphia, PA  19103-7098
Attention:  Michael D. Mabry

if to BNY, at

The Bank of New York
One Wall Street
New York, New York 10286
Attention:
Title:

or at such  other  place  as may from  time to time be  designated  in  writing.
Notices hereunder shall be effective upon receipt.

     20. Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall  be  deemed  to be an  original;  but  such  counterparts  together  shall constitute only one instrument.

     21. Several Obligations.

     Notwithstanding anything in this Agreement to the contrary, the obligations of the Funds of the Trust hereunder are several and not joint, and no Fund shall be liable for any amount owing by another  Fund and the Funds have  executed one instrument for convenience only.

     22. Limitation of Liability.

     It is expressly  acknowledged  and agreed that the obligations of the Trust hereunder shall not be binding upon any of the shareholders, Trustees, officers, employees  or agents of the  Trust,  personally,  but shall  bind only the trust property  of the Trust,  as  provided  in its  Declaration.  The  execution  and delivery of this Agreement have been authorized by the Trustees of the Trust and
signed  by  an  officer  of  the  Trust,   acting  as  such,  and  neither  such
authorization  by such Trustees nor such  execution and delivery by such officer shall be deemed to have been made by any of them  individually  or to impose any liability on any of them  personally,  but shall bind only the trust property of the Trust as provided in the Declaration.

     IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized  officers and their seals to be hereunto affixed, all as of the day and year first above written.

                                   REVENUESHARES ETF TRUST

                                   By: __________________________
                                       Name:  Vincent T. Lowry
                                       Title:     President

                                   THE BANK OF NEW YORK

                                   By: __________________________
                                   Title:

                                    EXHIBIT A

Name of Series

RevenueShares Large Cap Fund

RevenueShares Mid Cap Fund

RevenueShares Small Cap Fund

                                    EXHIBIT B

     I,  Vincent T.  Lowry,  of  RevenueShares  ETF  Trust,  a  statutory  trust organized and existing under the laws of the State of Delaware (the "Trust"), do hereby certify that:

     The following  individuals serve in the following positions with the Trust, and each has been duly elected or appointed to each such  position and qualified therefor in conformity  with the Trust's  Declaration of Trust and By-Laws,  and the  signatures set forth  opposite  their  respective  names are their true and correct  signatures.  Each such person is an "Authorized  Person," as defined in the Agreement, and is authorized to give written or oral instructions or written or oral specifications by or on behalf of the Trust to BNY.

  Name                      Position          Signature.

  Vincent T. Lowry          President         _________________________

  Christopher C. Lanza      Treasurer         _________________________

                                   SCHEDULE I
                             ADMINISTRATIVE SERVICES

1.   Prepare  minutes of Board of Director  meetings and assist the Secretary of the Trust in preparation for Board meetings. Such minutes,  meeting agendas and other  material  prepared  in  preparation  for each Board  meeting are subject to the review and approval of Trust counsel.

2.   [RESERVED]

3.   Participate in the periodic updating of the Trust's Registration  Statement and Prospectus and, subject to approval by the Trust's  Treasurer and legal counsel, coordinate the preparation,  filing, printing and dissemination of periodic  reports  and  other  information  to  the  SEC  and  the  Trust's shareholders,  including  annual and semi-annual  reports to  shareholders,
     Form N-SAR,  Form N-CSR,  Form N-Q, Form N-PX and notices  pursuant to Rule
     24(f)-2.

4.   Prepare workpapers  supporting the preparation of federal,  state and local income tax  returns  for the Trust for review and  approval  by the Trust's independent  auditors;  perform ongoing wash sales review (i.e.,  purchases and sales of Fund  investments  within 30 days of each other);  and prepare
     Form  1099s  for the Trust and file such  forms  upon the  approval  of the
     Treasurer of the Trust.

5.   Prepare and, subject to approval of the Treasurer of the Trust, disseminate to the Board  quarterly  unaudited  financial  statements  and schedules of investments and make presentations to the Board, as appropriate.

6.   Subject to approval of the Board,  assist the Trust in  obtaining  fidelity bond and E&O/D&O insurance coverage.

7.   Prepare  statistical  reports  for  outside  information   services  (e.g.,
     IBC/Donoghue, ICI, Lipper Analytical and Morningstar).

8.   Attend shareholder and Board meetings as requested from time to time.

9.   Subject to review and  approval by the  Treasurer  of the Trust,  establish appropriate  expense  accruals,  maintain  expense files and coordinate the payment of invoices for the Trust.

                                   SCHEDULE II
                       VALUATION AND COMPUTATION SERVICES

I.   BNY shall maintain the following  records on a daily basis for each Fund of the Trust:

     1.   Report of priced portfolio securities

     2.   Statement of net asset value per share

          Such  reports and  statements  shall be provided to the Fund at 5 p.m.
          New York time and to Authorized  Participants at 5 p.m. New York time, in each  case by such  means as BNY and the Fund may  agree  upon from time to time.

II.  BNY shall maintain the following records on a monthly basis for each Fund:

     1.   General Ledger

     2.   General Journal

     3.   Cash Receipts Journal

     4.   Cash Disbursements Journal

     5.   Subscriptions Journal

     6.   Redemptions Journal

     7.   Accounts Receivable Reports

     8.   Accounts Payable Reports

     9.   Open Subscriptions/Redemption Reports

     10.  Transaction (Securities) Journal

     11.  Broker Net Trades Reports

     III.  BNY shall  prepare a  Holdings  Ledger on a  quarterly  basis,  and a
Buy-Sell Ledger (Broker's Ledger) on a semiannual basis for each Fund.  Schedule
D shall be produced on an annual basis for each Fund.

     The above reports may be printed according to any other required  frequency to meet the requirements of the Internal Revenue  Service,  the U.S.  Securities
and Exchange Commission and the Trust's Auditors.

     IV. For internal control  purposes,  BNY uses the Account Journals produced by The Bank of New York  Custody  System  to  record  daily  settlements  of the following for each Fund:

                  1.       Securities bought

                  2.       Securities sold

                  3.       Interest received

                  4.       Dividends received

                  5.       Capital stock sold

                  6.       Capital stock redeemed

                  7.       Other income and expenses

     All  portfolio  purchases  for the Trust are  recorded to reflect  expected maturity value and total cost including any prepaid interest.